Exhibit 99.1

 ClearOne, Inc. Reports First Quarter 2025 Financial Results

-Five new products introduced in Q1 2025-

-Year-over-Year Cost Reductions Reflect Continued Benefits of Cost Optimization Initiatives-

SALT LAKE CITY, UTAH – May 19, 2025 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three-month period ended March 31, 2025.

In Q1 2025, ClearOne introduced five new products demonstrating continued commitment to meeting customer needs through innovation. One of those new products, the BMA 360DX, won a Best of Show award at the Integrated Systems Europe 2025 Exhibition in Barcelona, Spain. Revenue decreased 36% year over year, primarily due to a significant decrease in revenues from the audio conferencing category, which includes our DSP products. “We believe this year over year revenue decline was primarily due to the cumulative impact of past production shortages,” said Derek Graham, CEO of ClearOne. Over the previous two quarters, Q3 2024 and Q4 2024, ClearOne generated sequential increases in revenue compared to Q2 2024. However, in Q1 2025, we were unable to maintain an uninterrupted flow of inventory from our contract manufacturers and suppliers due to insufficient cash on hand. This issue negatively affected new products that we introduced in Q1 2025 as well as older products with consistent demand. In February, 2025, we secured a $1 million investment from Edward Bagley, which allowed us to restart some product inventory purchases.

Our work through early 2025 has focused on mitigating the impacts of production shortages through maintaining consistent dialogues, product demonstrations, and feedback cycles with end users and channel partners, along with improving our visibility at key industry events. In addition, we have maintained our investments in marketing to ensure the visibility of our products to end users looking for ways to improve the quality of audio and video for their meetings. On March 27, 2025, ClearOne entered into an agreement with RBW Capital Partners LLC and Dawson James Securities, Inc. to assist the Company with capital raising efforts and the sale of the Company by way of a negotiated merger or consolidation, including a reverse merger, the negotiated sale of all or substantially all of the Company’s assets, the sale, via negotiated tender offer, of the Company’s issued and outstanding shares of stock, or a spin-off of the Company’s current business and operations to its current stockholders.

Operational Highlights

  The Company decreased sales and research and product development expenses by 15% and 23%, respectively, year-over-year.
  On January 16, 2025, we launched the BMA 360DX ceiling tile beamforming microphone array with an integrated DSP processor that provides everything needed to combine, route, and process all the audio signals with no compromises. The BMA 360DX won a Best of Show award in the AV Technology category at the Integrated Systems Europe 2025 exhibition in Barcelona, Spain.
  On January 20, 2025, we announced the launch of the Versa® 120D USB-C Docking Station with Dante®, designed to simplify and enhance hybrid meeting experiences. The Versa 120D is a versatile collaboration solution combining a USB-C docking station and Dante audio networking into a single, easy-to-use device.
  On January 22, 2025, we introduced the DIALOG® AERO, a wideband UHF 2-channel encrypted digital wireless microphone solution with over 100 MHz of RF tuning range. The DIALOG® AERO features an intuitive interface with a large, easy-to-read LCD display that provides real-time information on critical settings.
  On January 24, 2025, we introduced the UNITE 260N Pro, a professional 4K Ultra HD camera with NDI®|HX, designed to meet the requirements of NDI® workflows.
  On January 27, 2025, we announced the addition of a 4-channel Access Point and a 4-bay Dock to our award-winning DIALOG® UVHF Wireless Microphone System.
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Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q1 2025 revenue was $2.3 million, compared to $3.6 million in Q1 2024 and $3.0 million in Q4 2024. We believe the revenue decrease year over year was mainly due to sustained inventory sourcing and order fulfillment challenges for the Company's core audio conferencing and beam forming microphone arrays as a result of delays in product releases due to cash flow constraints. The 21.8% sequential decrease was driven by decreased demand across all product categories. due to the same delays in product releases from cash flow constraints.

●	GAAP gross profit/loss in Q1 2025 was $0.1 million, compared to $1.2 million in Q1 2024 and $0.9 million in Q4 2024. GAAP gross profit margin was 5% in Q1 2025, compared to 32% in Q1 2024 and 30% in Q4 2024. The reduction in gross margin is the result of revenue decreasing by a higher percentage than cost of goods sold. The Company experienced a significant reduction in inventory levels, with a decrease of approximately $1.4 million compared to December 31, 2024. This reduction was primarily driven by supply chain pauses from our cash flow constraints. As a result, there was insufficient new inventory to absorb the Company’s standard overhead allocation, which is typically applied to inventory production. This led to unabsorbed overhead costs being recognized as an expense in the period, directly impacting cost of goods sold. The increase in unabsorbed overhead reflects the temporary misalignment between production levels and fixed overhead costs, which are generally allocated to inventory under our standard costing methodology. Management is actively evaluating strategies to optimize inventory levels and production schedules to mitigate similar impacts in future periods.

●	Operating expenses in Q1 2025 improved to $3.0 million, compared to $3.2 million in Q1 2024 and $2.9 million in Q4 2024. Non-GAAP operating expenses in Q1 2025 improved to $2.9 million compared to $3.1 million in Q1 2024 and $2.8 million in Q4 2024. The sequential and year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2022.

●	GAAP net loss in Q1 2025 was $(2.8) million, or $(0.11) per share, compared to a net loss of $(1.9) million, or $(0.08) per share, in Q1 2024 and a net loss of $(2.2) million, or $(0.09) per share, in Q4 2024. The year-over-year increase in net loss was primarily due to the aforementioned decreases in revenue and gross profit.

●	Non-GAAP net loss in Q1 2025 was $(2.8) million, or $(0.11) per share, compared to a Non-GAAP net loss of $(1.8) million, or $(0.07) per share, in Q1 2024 and a Non-GAAP net loss of $(2.1) million, or $(0.09) per share, in Q4 2024. The year-over-year increase in Non-GAAP net loss was driven by the aforementioned decreases in revenue and gross profit.

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($ in 000, except per share)	Three months ended March 31,
	2025	2024	Change in % Favorable/(Adverse)
GAAP
Revenue	$2,313	$3,622	(36)
Gross profit	121	1,151	(89)
Operating expenses	2,967	3,229	8
Operating loss	(2,846)	(2,078)	(37)
Net loss	(2,834)	(1,898)	(49)
Diluted loss per share	(0.11)	(0.08)	(50)
Non-GAAP
Non-GAAP operating expenses	$2,893	$3,095	7
Non-GAAP operating loss	(2,772)	(1,942)	(43)
Non-GAAP net loss	(2,760)	(1,762)	(57)
Non-GAAP Adjusted EBITDA	(2,686)	(1,764)	(52)
Non-GAAP diluted loss per share	(0.11)	(0.07)	(57)

Balance Sheet Highlights

As of March 31, 2025, cash, cash equivalents and investments were $1.0 million, as compared with $1.4 million as of December 31, 2024.

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About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2024 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

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 CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$961	$1,417
Receivables, net of allowance of $411 and 405	1,909	2,208
Inventories, net	9,866	11,224
Income tax receivable	27	10
Prepaid expenses and other assets	4,324	3,894
Total current assets	17,087	18,753
Long-term inventories, net	4,905	4,920
Property and equipment, net	442	500
Operating lease - right of use assets, net	672	750
Intangibles, net	1,500	1,539
Other assets	73	82
Total assets	$24,679	$26,544
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,910	$1,804
Accrued liabilities	1,628	1,724
Deferred product revenue	12	17
Total current liabilities	3,550	3,545
Operating lease liability, net of current	460	514
Other long-term liabilities	1,155	1,154
Total liabilities	5,165	5,213

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 25,992,995 and 23,992,995 shares issued and outstanding, respectively.	26	24
Additional paid-in capital	32,700	31,672
Accumulated other comprehensive loss	(319)	(306)
Accumulated deficit	(12,893)	(10,059)
Total shareholders' equity	19,514	21,331
Total liabilities and shareholders' equity	$24,679	$26,544

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Three months ended March 31,
	2025	2024
Revenue	$2,313	$3,622
Cost of goods sold	2,192	2,471
Gross profit	121	1,151

Operating expenses:
Sales and marketing	1,116	1,312
Research and product development	691	894
General and administrative	1,160	1,023
Total operating expenses	2,967	3,229

Operating loss	(2,846)	(2,078)

Interest expense	—	—
Other income, net	12	178

Loss before income taxes	(2,834)	(1,900)

Provision (benefit) for income taxes	—	(2)

Net loss	$(2,834)	$(1,898)

Basic weighted average shares outstanding	24,748,551	23,969,148
Diluted weighted average shares outstanding	24,748,551	23,969,148

Basic loss per share	$(0.11)	$(0.08)
Diluted loss per share	$(0.11)	$(0.08)

Comprehensive loss:
Net loss	$(2,834)	$(1,898)
Unrealized loss on available-for-sale securities, net of tax	—	22
Change in foreign currency translation adjustment	(13)	(2)
Comprehensive loss	$(2,847)	$(1,878)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2025	2024
GAAP operating loss	$(2,846)	$(2,078)
Stock-based compensation	23	26
Amortization of intangibles	51	110
Non-GAAP operating loss	$(2,772)	$(1,942)

GAAP net loss	$(2,834)	$(1,898)
Stock-based compensation	23	26
Amortization of intangibles	51	110
Other income adjustment	—	—
Non-GAAP net loss	$(2,760)	$(1,762)

GAAP net loss	$(2,834)	$(1,898)
Number of shares used in computing GAAP diluted loss per share	24,748,551	23,969,148
GAAP diluted loss per share	$(0.11)	$(0.08)
Non-GAAP net loss	$(2,760)	$(1,762)
Number of shares used in computing Non-GAAP diluted loss per share	24,748,551	23,969,148
Non-GAAP diluted loss per share	$(0.11)	$(0.07)

GAAP net loss	$(2,834)	$(1,898)
Stock-based compensation	23	26
Interest expense	—	—
Depreciation	74	—
Amortization of intangibles	51	110
Other income adjustment	—	—
Provision (benefit) for income taxes	—	(2)
Non-GAAP Adjusted EBITDA	$(2,686)	$(1,764)

Investor Relations Contact:

Simon Brewer

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com

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